Exhibit 10.27
DEG • Postfach 10 09 61 • 50449 Köln

Thomasine Calow
	Our ref.:	/ CAL
Chindex China Healthcare		1051965 / 76313
Finance LLC	Extension:	0221 4986 1798
Lawrence Pemble	Fax:	0221 4986 1198
Chindex International, Inc.	E-mail:	CAL@deginvest.de
Bethesda,	Date:	14.05.2009
4340 East West Highway, Suite 1100
20814 MARYLAND
VEREINIGTE STAATEN VON AMERIKA

By Facsimile: +1 301 215 7719
Chindex China Healthcare Finance LLC — Loan Agreement dated 08.01.2008 — Request for extension of first Disbursement
Dear Mr. Pemble,
1. Reference is made to the Loan Agreement dated February 8, 2008 (“the “Loan Agreement”), by and among Chindex China Healthcare Finance LLC (the “Company”) and DEG. Capitalized terms are not defined in this letter and shall have the same meaning accorded to them in the Loan Agreement.
2. Contingent on IFC’s extension of Disbursement deadline as detailed in Amandatory Letter No. 1, dated February 5, 2009, becoming effective, the parties hereby agree to extend the deadline for first Disbursement referred to in Section 2.12.(a)(i) of the Loan Agreement until July 1, 2010 and to amend the Loan Agreement as set forth below.
3. Section 2.12.(a)(i) is hereby amended as follows:
2.12(a)(i) if the first Disbursement to such Onshore Borrower has not been made by July 1, 2010, or such other later date as DEG and Chindex agree;
For the avoidance of doubt this amendment shall be limited as specified and shall not constitute a novation or modification of any of the other provisions of the Loan Agreement which shall continue in full force and effect except as provided in this Amendment and this Amendment shall constitute an integral and complementary part of the Loan Agreement for all legal purposes and effects.
4. The above extension of Disbursement shall not be understood as an acceptance by DEG of the changes regarding the projects as communicated to date. If the future loan agreements with the Onshore Borrowers were to be finalized today, the interest margin in particular would be considerably higher than determined in the existing Loan Agreement. Other terms and conditions of these loan agreements may also be subject to change depending on the outcome of further analysis.
5. Please acknowledge your agreement and acceptance of the foregoing by countersigning the enclosed duplicate of this Letter in the space provided below and returning one executed original to DEG

Yours sincerely,

DEG — Deutsche Investitions- und Entwicklungsgesellschaft mbH
Hubertus Graf Plettenberg	Thomasine Calow

Amendment accepted and agreed for on behalf of the Company: Chindex China Healthcare Finance, LLC

By:	/s/ Lawrence Pemble

Name:	Lawrence Pemble

Title:	EVP/CFO

May 27, 2009